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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934 Date of Report (Date of earliest event reported) - December 7, 2001

                                  GAMOGEN, INC.
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                    (Exact name as specified in its charter)

            New York                     0-15382                13-3341562
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 (State or other jurisdiction of       (Commission             (IRS Employer
 Incorporation or organization)        File Number)         Identification No.)

     1930 Village Center Circle, Suite 3-83, Summerlin, NV            89134
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           (Address of principal executive offices)                (Zip Code)

                                 (702) 615-5922
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              (Registrants' telephone number, including area code)

                                 Not applicable
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          (Former name or former address, if changed since last report)

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Item 1.    Changes in control of Registrant.

           Gamogen, Inc. announced that it signed a letter of intent providing for a merger between Gamogen and CDMI Productions, Inc. The letter of intent contemplates, among other things, that upon completion of the merger and related transactions the surviving corporation will issue a total of 4,619,689 shares to its principal stockholder and to a CDMI affiliate, and that Gamogen will have $300,000 in cash (less expenses for completing these transactions). After the merger, the surviving corporation would have a total of 6,000,000 shares of common stock outstanding, of which 2,330,311 shares will be owned by the former Gamogen stockholders and 3,669,689 shares will be owned by affiliates of CDMI. The transaction is subject to the execution of a definitive merger agreement, approval by Gamogen's shareholders and other conditions.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           Exhibit 99 - Press Release

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

GAMOGEN, INC.


/s/ Jack Brehm                        Dated: December 19, 2001
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Jack Brehm
Chief Financial Officer
(Principal Accounting Officer)